UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

                   SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events.

On October 22, 2013, Silgan Holdings Inc., or Silgan, issued a press release announcing that it had completed its previously announced acquisition of Portola Packaging, Inc., or Portola, a leading manufacturer of plastic closures.  Portola operates eight manufacturing facilities in North America and Europe and had sales of approximately $200 million in 2012.

The transaction was structured as a merger of a newly formed subsidiary of Silgan with and into Portola, with the surviving entity becoming a wholly owned subsidiary of Silgan.  Silgan acquired Portola for a cash purchase price of $266 million on a debt-free basis.  The purchase price was funded through revolving loan borrowings under Silgan’s senior secured credit facility.

A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                                          Description

99.1	Press Release dated October 22, 2013 announcing that Silgan completed its acquisition of Portola Packaging, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

    Date:  October 25, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 22, 2013 announcing that Silgan completed its acquisition of Portola Packaging, Inc.

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